Exhibit 99.1

           Actuant Announces Record Second Quarter Results

    MILWAUKEE--(BUSINESS WIRE)--March 17, 2005--Actuant Corporation (NYSE:ATU) today announced results for its second quarter ended February 28, 2005. Second quarter fiscal 2005 net earnings and diluted earnings per share ("EPS") were $15.8 million and $0.54, respectively. This compares to net earnings and EPS of $8.8 million and $0.33, respectively, for the second quarter of fiscal 2004, which included a charge of $2.3 million ($1.5 million after tax or $0.05 per diluted share) attributable to the early extinguishment of debt. Excluding the prior year debt extinguishment charge, second quarter fiscal 2005 EPS grew 42% to $0.54 from $0.38 in the prior year.
    Net earnings for the six-months ended February 28, 2005 were $33.3 million, or $1.17 per diluted share, compared to $9.1 million, or $0.36 per diluted share for the comparable prior year period. The Company recorded net of tax special charges of $11.3 million or $0.42 per diluted share, in the six-month period ended February 29, 2004, related to the early extinguishment of debt. Excluding these special charges, net earnings and EPS for the first half of fiscal 2005 were $33.3 million and $1.17 per diluted share, compared to $20.4 million and $0.78 per diluted share, respectively, in the prior year.
    Second quarter sales increased approximately 34% to $235.3 million compared to $176.0 million in the prior year. Current year results include those from recently acquired businesses including Dresco B.V., Yvel S.A., A.W. Sperry Instruments, Inc., Key Components, Inc. ("KCI"), and Hedley Purvis Ltd. Excluding foreign currency exchange rate changes, second quarter core sales increased approximately 3% over the comparable prior year period. Core sales growth is defined as the year-over-year sales growth in both existing and acquired businesses. Sales for the six months ended February 28, 2005 were a record $434.9 million, approximately 27% higher than the $342.6 million in the comparable prior year period. Excluding the impact of foreign currency rate changes on translated results, core sales for the six-month period increased 4%.
    Robert C. Arzbaecher, President and CEO of Actuant, commented, "This was a very busy quarter for Actuant with three acquisitions, an equity offering and new senior debt. I am happy with the second quarter results, including the 42% EPS growth ignoring debt extinguishment costs last year. This represents the 15th consecutive quarter of year-over-year growth in diluted EPS, excluding special items."
    Arzbaecher continued, "In addition to acquisitions, Actuant's second quarter results benefited from economic improvement from a year ago in North America and Asia. Continued strong demand in the industrial high force hydraulic tools (Enerpac) and heavy-duty truck (Power-Packer) markets, as well as a number of the KCI business units, offset weaknesses in Europe and the recreational vehicle ("RV") market. Our sales in Europe were not as robust, which we attribute to weaker economic conditions in that region. Despite overall core sales growth, we saw slower demand in a few of our markets, including RV, which was down 34% from a strong second quarter last year, and automotive convertible top, which had 2% year-over-year quarterly sales growth. Actuant's end-market diversity continues to be an important attribute; we have businesses in various geographic areas and markets that are performing differently, yet in total we are still generating record sales and earnings."
    All EPS disclosures include the previously disclosed adoption of the provisions of Emerging Issues Task Force Issue 04-08, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share" ("EITF 04-08") in the quarter ended February 28, 2005. Actuant's 2% Contingent Convertible Debentures ("the 2% Co-Cos") are convertible at the option of the holder into shares of Actuant Class A Common Stock once the common stock trades above $47.89 for a specified period of time (a market price trigger). This new accounting rule requires companies with contingently convertible debt instruments to include the dilutive effect of the contingently convertible debt in diluted earnings per share calculations regardless of whether the market price trigger has been met. In accordance with the EITF 04-08, Actuant restated its diluted earnings per share for fiscal 2004, when the 2% Co-Cos were issued, as well as fiscal 2005 first quarter results.
    Actuant's operating profit in the second quarter of fiscal 2005 was $27.9 million, or 38% higher than the $20.2 million in the second quarter of last year. Operating profit margin increased from 11.5% in the second quarter of last year to 11.9% in the current year. Second quarter Tools & Supplies segment sales were $138.5 million, a 34% increase over fiscal 2004. Excluding the weaker U.S. dollar, core segment sales increased approximately 5%. Engineered Solutions segment sales for the second quarter also increased 34% over the prior year to $96.7 million due mainly to foreign currency rate changes and acquisitions. Excluding the impact of foreign currency rate changes, Engineered Solutions segment core sales approximated the prior year.
    Total debt at February 28, 2005 was approximately $409 million. Net debt (total debt less approximately $4 million of cash) was $405 million, compared to $205 million at the beginning of the quarter. The increase is the result of acquisitions, partially offset by second quarter operating cash flow, a $19 million increase in accounts receivable securitization program sales, and the proceeds from the Company's December 2004 follow-on equity offering. The Company had availability under its revolving credit facility of $246 million at February 28, 2005.
    The Company also provided updated sales and earnings guidance for fiscal 2005, including the impact of previously announced acquisitions and EITF 04-08. Fiscal 2005 sales are expected to be in the range of $960-$970 million, and EPS in the $2.40-$2.50 per share range. Third quarter sales are forecasted to be in the $265-$270 million range, and should generate EPS of approximately $0.61-$0.66 per share.
    Arzbaecher said. "Our revised guidance reflects the benefit of the acquisitions we completed in the second quarter, as well as the new Co-Co accounting rule, which essentially have an offsetting effect on one-another in terms of fiscal 2005 EPS. Our current estimates would result in a 30%-35% increase in EPS for fiscal 2005, which represents our fourth consecutive year of meeting or exceeding our stated goal of increasing EPS, excluding special items, by 15%-20% annually. We are very excited about Actuant's future growth prospects, and the strategic nature of the three acquisitions we completed this quarter. Acquisition integration activities are proceeding on schedule and we are confident we will be successful in creating long term value from these transactions."

    Safe Harbor Statement

    Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant's results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company's new product introductions, the successful integration of acquisitions and related restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company's registration statements filed with the Securities and Exchange Commission for further information regarding risk factors.
    An investor conference call is scheduled for 11am ET today, March 17, and may be listened to via webcast on Actuant's Web site at www.actuant.com.

    About Actuant

    Actuant, headquartered in Glendale, Wisconsin, is a diversified industrial company with operations in more than 25 countries. The Actuant businesses are market leaders in highly engineered position and motion control systems and branded hydraulic and electrical tools and supplies. Formerly known as Applied Power, Actuant was created in 2000 after the spin-off of Applied Power's electronics business segment into a separate public company called APW Ltd. Since 2000, Actuant has grown its sales from $482 million to over $1 billion and its market capitalization from $113 million to over $1.4 billion. The company employs a workforce of more than 5,000 worldwide. Actuant Corporation trades on the NYSE under the symbol ATU. For further information on Actuant and its business units, visit the Company's Web site at www.actuant.com.


                         Actuant Corporation
                Condensed Consolidated Balance Sheets
                        (Dollars in thousands)


                                            February 28,   August 31,
                                                2005          2004
                                            ------------  ------------
                                            (unaudited)
ASSETS
Current assets
  Cash and cash equivalents                      $4,069        $6,033
  Accounts receivable, net                      129,445        90,433
  Inventories, net                              143,996        87,074
  Deferred income taxes                          15,977        11,126
  Other current assets                            7,236         7,648
                                            ------------  ------------
    Total current assets                        300,723       202,314

Property, plant and equipment, net               76,583        47,972
Goodwill                                        352,994       145,387
Other intangible assets, net                    143,812        22,127
Other long-term assets                           10,367         6,336
                                            ------------  ------------

    Total assets                               $884,479      $424,136
                                            ============  ============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings                          $2,541          $960
  Trade accounts payable                         82,569        64,165
  Accrued compensation and benefits              26,230        21,401
  Income taxes payable                           13,751         9,608
  Current maturities of long-term debt            2,155         3,863
  Other current liabilities                      52,949        34,627
                                            ------------  ------------
    Total current liabilities                   180,195       134,624

Long-term debt, less current maturities         404,031       189,068
Deferred income taxes                            29,646         8,376
Pension and postretirement benefit accruals      36,040        28,862
Other long-term liabilities                      18,965        31,429

Shareholders' equity
  Capital stock                                   5,389         4,753
  Additional paid-in capital                   (378,341)     (518,321)
  Accumulated other comprehensive income
   (loss)                                        (7,716)      (17,600)
  Stock held in trust                            (1,172)         (806)
  Deferred compensation liability                 1,172           806
  Retained earnings                             596,270       562,945
                                            ------------  ------------
    Total shareholders' equity                  215,602        31,777
                                            ------------  ------------

Total liabilities and shareholders' equity     $884,479      $424,136
                                            ============  ============


                          Actuant Corporation
             Condensed Consolidated Statements of Earnings
                (In thousands except per share amounts)
                              (Unaudited)


                     Three Months Ended          Six Months Ended
                 February 28,  February 29, February 28,  February 29,
                     2005         2004          2005         2004
                 -------------------------- --------------------------

Net sales            $235,267     $176,022      $434,944     $342,606
Cost of products
 sold                 160,848      121,227       296,698      233,193
                 -------------------------- --------------------------
  Gross profit         74,419       54,795       138,246      109,413

Selling,
 administrative
 and engineering
 expenses              45,250       34,036        81,207       67,385
Amortization of
 intangible
 assets                 1,275          587         1,866        1,134
                 -------------------------- --------------------------
  Operating
   profit              27,894       20,172        55,173       40,894

Financing costs,
 net                    3,907        3,877         5,845        8,268
Charge for early
 extinguishment
 of debt                    -        2,268             -       17,337
Other (income)
 expense, net              40          638        (1,179)       1,091
                 -------------------------- --------------------------
  Earnings from
   operations
   before income
  Tax expense and
   minority
   interest            23,947       13,389        50,507       14,198

Income tax
 expense                8,357        4,660        17,467        4,943
Minority
 interest, net of
 income taxes            (229)         (29)         (285)         204
                 -------------------------- --------------------------

Net earnings          $15,819       $8,758       $33,325       $9,051
                 ========================== ==========================

Earnings per share
  Basic                 $0.61        $0.37         $1.33        $0.38
  Diluted                0.54         0.33          1.17         0.36

Weighted average
 common shares
 outstanding
  Basic                26,103       23,601        25,003       23,580
  Diluted              30,642       28,670        29,516       27,122


                          Actuant Corporation
            Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                              (Unaudited)


                       Three Months Ended         Six Months Ended
                   ------------------------- -------------------------
                   February 28, February 29, February 28, February 29,
                       2005         2004         2005         2004
                   ------------ ------------ ------------ ------------

Operating
 Activities
Net earnings           $15,819       $8,758      $33,325       $9,051
Adjustments to
 reconcile net
 earnings to net
 cash provided by
  operating
   activities:
  Depreciation and
   amortization          5,699        4,254        9,797        8,188
  Amortization of
   debt discount and
   debt issuance
   costs                   332          468          577          842
  Write-off of debt
   discount and debt
   issuance costs in
   conjunction
   with early
   extinguishment of
   debt                      -        2,180            -        3,565
  Provision for
   deferred income
   taxes                  (701)      (1,036)        (152)        (216)
  (Gain) loss on
   disposal of assets     (117)          67         (296)         137
  Changes in
   operating assets
   and liabilities,
   excluding the
   effects of the
   business
   acquisitions:
    Accounts receivable  3,790        3,409       (7,244)      (8,390)
    Increase in
     accounts
     receivable
     securitization
     program            19,280            -       19,280        3,444
    Inventories         (4,711)       1,152      (10,038)      (1,261)
    Prepaid expenses
     and other assets   (1,049)        (726)       2,736       (1,052)
    Trade accounts
     payable            (2,362)      (3,411)      (4,302)      (3,547)
    Income taxes
     payable               810        1,189        6,020       (4,646)
    Reimbursement to
     former subsidiary
     of tax refund           -            -      (15,837)           -
    Other accrued
     liabilities        (2,984)      (1,287)      (6,379)      (4,718)
                   ------------ ------------ ------------ ------------
Net cash provided
 by operating
 activities (a)         33,806       15,017       27,487        1,397

Investing Activities
Proceeds from sale
 of property, plant
 and equipment           2,482       14,601        2,839       14,601
Capital
 expenditures           (4,764)      (3,016)      (7,947)      (5,901)
Cash paid for
 business
 acquisitions, net
 of cash acquired     (278,195)     (31,903)    (287,147)     (65,100)
                   ------------ ------------ ------------ ------------
Net cash used in
 investing
 activities           (280,477)     (20,318)    (292,255)     (56,400)

Financing Activities
Partial redemptions
 of 13% senior
 subordinated notes          -            -            -      (49,354)
Net proceeds from
 2% convertible
 senior
 subordinated note
 offering                    -         (222)           -      144,994
Net borrowings
 (repayments) on
 revolving credit
 facilities and
 short-term
 borrowings            (53,769)      13,533      (36,144)      12,348
Proceeds from
 issuance of term
 loans                 250,000            -      250,000            -
Principal payments
 on term loans          (2,127)     (36,968)      (2,218)     (54,369)
Retirement of KCI
 10.5% Bonds           (82,800)           -      (82,800)           -
Debt issuance costs     (2,300)      (1,123)      (2,300)      (1,123)
Net proceeds from
 Class A common
 stock offering        134,360            -      134,360            -
Stock option
 exercises and
 other                     323          471        1,556          829
                   ------------ ------------ ------------ ------------
Net cash provided
 by financing
 activities            243,687      (24,309)     262,454       53,325

Effect of exchange
 rate changes on
 cash                      (35)          45          350          212
                   ------------ ------------ ------------ ------------
Net increase in
 cash and cash
 equivalents            (3,019)     (29,565)      (1,964)      (1,466)
Cash and cash
 equivalents -
 beginning of
 period                  7,088       32,692        6,033        4,593
                   ------------ ------------ ------------ ------------
Cash and cash
 equivalents - end
 of period              $4,069       $3,127       $4,069       $3,127
                   ============ ============ ============ ============

(a) Includes the net of tax cash impact of 13% senior subordinated note redemptions of $0 and $8.4 million for the three and six months ended February 29, 2004, respectively.


ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(US dollars, in thousands)

                                         FISCAL 2004
                        ---------------------------------------------
                           Q1       Q2       Q3       Q4      TOTAL
                        ---------------------------------------------
SALES
 TOOLS & SUPPLIES
  SEGMENT                $96,335 $103,554 $109,930 $106,298 $416,117
 ENGINEERED SOLUTIONS
  SEGMENT                 70,249   72,468   86,551   81,466  310,734
                        ---------------------------------------------
   TOTAL REPORTED SALES $166,584 $176,022 $196,481 $187,764 $726,851
                        =============================================

% SALES GROWTH
 TOOLS & SUPPLIES
  SEGMENT                    4.7%    14.2%    20.3%    15.0%    13.5%
 ENGINEERED SOLUTIONS
  SEGMENT                   25.8%    40.9%    55.1%    46.0%    41.9%
   TOTAL REPORTED SALES     12.7%    23.9%    33.5%    26.7%    24.2%

OPERATING PROFIT
 TOOLS & SUPPLIES
  SEGMENT                $14,361  $15,714  $17,546  $17,088  $64,709
 ENGINEERED SOLUTIONS
  SEGMENT                  8,775    7,257   11,415   11,216   38,663
 CORPORATE / GENERAL      (2,414)  (2,799)  (3,783)  (4,037) (13,033)
                        ---------------------------------------------
   TOTAL REPORTED
    RESULTS              $20,722  $20,172  $25,178  $24,267  $90,339
                        =============================================

OPERATING PROFIT %
 TOOLS & SUPPLIES
  SEGMENT                   14.9%    15.2%    16.0%    16.1%    15.6%
 ENGINEERED SOLUTIONS
  SEGMENT                   12.5%    10.0%    13.2%    13.8%    12.4%
   TOTAL (INCLUDING
    CORPORATE)              12.4%    11.5%    12.8%    12.9%    12.4%

EBITDA EXCLUDING SPECIAL ITEMS
 TOOLS & SUPPLIES
  SEGMENT                $16,668  $17,511  $19,618  $19,378  $73,175
 ENGINEERED SOLUTIONS
  SEGMENT                  9,921    8,986   12,753   13,285   44,945
 CORPORATE / GENERAL      (2,386)  (2,709)  (3,632)  (3,677) (12,404)
                        ---------------------------------------------
   EBITDA EXCLUDING
    SPECIAL ITEMS         24,203   23,788   28,739   28,986  105,716
 SPECIAL ITEMS  (1)      (15,069)  (2,268)  (9,940)  (9,458) (36,735)
                        ---------------------------------------------
   EBITDA  (2)            $9,134  $21,520  $18,799  $19,528  $68,981
                        =============================================

EBITDA %
 TOOLS & SUPPLIES
  SEGMENT                   17.3%    16.9%    17.8%    18.2%    17.6%
 ENGINEERED SOLUTIONS
  SEGMENT                   14.1%    12.4%    14.7%    16.3%    14.5%
   TOTAL EXCLUDING
    SPECIAL ITEMS
    (INCLUDING CORPORATE)   14.5%    13.5%    14.6%    15.4%    14.5%



                                         FISCAL 2005
                        ----------------------------------------------
                           Q1       Q2       Q3       Q4      TOTAL
                        ----------------------------------------------
SALES
 TOOLS & SUPPLIES
  SEGMENT               $112,537 $138,546                    $251,083
 ENGINEERED SOLUTIONS
  SEGMENT                 87,140   96,721                     183,861
                        ----------------------------------------------
   TOTAL REPORTED SALES $199,677 $235,267     $-       $-    $434,944
                        ==============================================

% SALES GROWTH
 TOOLS & SUPPLIES
  SEGMENT                   16.8%    33.8%
 ENGINEERED SOLUTIONS
  SEGMENT                   24.0%    33.5%
   TOTAL REPORTED SALES     19.9%    33.7%

OPERATING PROFIT
 TOOLS & SUPPLIES
  SEGMENT                $17,718  $19,928                     $37,646
 ENGINEERED SOLUTIONS
  SEGMENT                 12,205   10,960                      23,165
 CORPORATE / GENERAL      (2,644)  (2,994)                     (5,638)
                        ----------------------------------------------
   TOTAL REPORTED
    RESULTS              $27,279  $27,894     $-       $-     $55,173
                        ==============================================

OPERATING PROFIT %
 TOOLS & SUPPLIES
  SEGMENT                   15.7%    14.4%                       15.0%
 ENGINEERED SOLUTIONS
  SEGMENT                   14.0%    11.3%                       12.6%
   TOTAL (INCLUDING
    CORPORATE)              13.7%    11.9%                       12.7%

EBITDA EXCLUDING SPECIAL ITEMS
 TOOLS & SUPPLIES
  SEGMENT                $19,487  $22,866                     $42,353
 ENGINEERED SOLUTIONS
  SEGMENT                 13,509   13,503                      27,012
 CORPORATE / GENERAL        (400)  (2,816)                     (3,216)
                        ----------------------------------------------
   EBITDA EXCLUDING
    SPECIAL ITEMS         32,596   33,553      -        -      66,149
 SPECIAL ITEMS  (1)            -        -                           -
                        ----------------------------------------------
   EBITDA  (2)           $32,596  $33,553     $-       $-     $66,149
                        ==============================================

EBITDA %
 TOOLS & SUPPLIES
  SEGMENT                   17.3%    16.5%                       16.9%
 ENGINEERED SOLUTIONS
  SEGMENT                   15.5%    14.0%                       14.7%
   TOTAL EXCLUDING
    SPECIAL ITEMS
    (INCLUDING CORPORATE)   16.3%    14.3%                       15.2%


(1) First, third and fourth quarter 2004 special items represents charges related to the early redemption of debt. Second quarter 2004 special items represents the non-cash charge attributable to the write-off of remaining debt issuance costs associated with the senior secured credit facility that was replaced during February 2004.

(2) EBITDA excludes discontinued operations.


ACTUANT CORPORATION
Reconciliation of GAAP measures to non-GAAP measures
(In thousands, except per share amounts)

                                          FISCAL 2004
                         ---------------------------------------------
                            Q1       Q2       Q3       Q4      TOTAL
                         ---------------------------------------------
NET EARNINGS EXCLUDING
 DISCONTINUED OPERATIONS
 AND SPECIAL ITEMS (1)
  NET EARNINGS
   (GAAP MEASURE)            $293   $8,758   $7,466  $18,306  $34,823
    DISCONTINUED
     OPERATIONS (NET
     OF TAX)                    -        -        -  (10,933) (10,933)
                         ---------------------------------------------
  NET EARNINGS FROM
   CONTINUING OPERATIONS      293    8,758    7,466    7,373   23,890
    DEBT EXTINGUISHMENT
     COSTS (NET OF TAX)     9,795    1,479    6,791    7,084   25,149
                         ---------------------------------------------
  NET EARNINGS EXCLUDING
   SPECIAL ITEMS (NON-GAAP
   MEASURE)               $10,088  $10,237  $14,257  $14,457  $49,039
                         =============================================


DILUTED EARNINGS PER SHARE
 EXCLUDING DISCONTINUED
 OPERATIONS AND SPECIAL
 ITEMS (1)
  NET EARNINGS
   (GAAP MEASURE)           $0.01    $0.33    $0.29    $0.67    $1.32
    DISCONTINUED
     OPERATIONS (NET
     OF TAX)                    -        -        -    (0.39)   (0.39)
                         ---------------------------------------------
  NET EARNINGS FROM
   CONTINUING OPERATIONS     0.01     0.33     0.29     0.28     0.93
    DEBT EXTINGUISHMENT
     COSTS (NET OF TAX)      0.40     0.05     0.24     0.25     0.91
                         ---------------------------------------------
  NET EARNINGS EXCLUDING
   SPECIAL ITEMS (NON-GAAP
   MEASURE)                 $0.41    $0.38    $0.53    $0.53    $1.84
                         =============================================


EBITDA EXCLUDING DISCONTINUED
 OPERATIONS AND SPECIAL
 ITEMS  (2)
  NET EARNINGS
   (GAAP MEASURE)            $293   $8,758   $7,466  $18,306  $34,823
    DISCONTINUED
     OPERATIONS (NET
     OF TAX)                    -        -        -  (10,933) (10,933)
                         ---------------------------------------------
  NET EARNINGS FROM
   CONTINUING OPERATIONS      293    8,758    7,466    7,373   23,890
    NET FINANCING COSTS     4,391    3,877    2,900    2,391   13,559
    INCOME TAX EXPENSE        283    4,660    4,428    5,305   14,676
    DEPRECIATION &
     AMORTIZATION           3,934    4,254    4,066    4,343   16,597
    MINORITY INTEREST         233      (29)     (61)     116      259
                         ---------------------------------------------
  EBITDA (NON-GAAP
   MEASURE)                 9,134   21,520   18,799   19,528   68,981
    SPECIAL ITEMS  (3)     15,069    2,268    9,940    9,458   36,735
                         ---------------------------------------------
  EBITDA EXCLUDING SPECIAL
   ITEMS (NON-GAAP
   MEASURE)               $24,203  $23,788  $28,739  $28,986 $105,716
                         =============================================


                                          FISCAL 2005
                         ---------------------------------------------
                            Q1       Q2       Q3       Q4      TOTAL
                         ---------------------------------------------
NET EARNINGS EXCLUDING
 DISCONTINUED OPERATIONS
 AND SPECIAL ITEMS (1)
  NET EARNINGS
   (GAAP MEASURE)         $17,506  $15,819                    $33,325
    DISCONTINUED
     OPERATIONS (NET
     OF TAX)                    -        -                          -
                         ---------------------------------------------
  NET EARNINGS FROM
   CONTINUING OPERATIONS   17,506   15,819        -        -   33,325
    DEBT EXTINGUISHMENT
     COSTS (NET OF TAX)         -        -                          -
                         ---------------------------------------------
  NET EARNINGS EXCLUDING
   SPECIAL ITEMS (NON-GAAP
   MEASURE)               $17,506  $15,819       $-       $-  $33,325
                         =============================================


DILUTED EARNINGS PER SHARE
 EXCLUDING DISCONTINUED
 OPERATIONS AND SPECIAL
 ITEMS (1)
  NET EARNINGS
   (GAAP MEASURE)           $0.64    $0.54                      $1.17
    DISCONTINUED
     OPERATIONS (NET
     OF TAX)                    -        -
                         ---------------------------------------------
  NET EARNINGS FROM
   CONTINUING OPERATIONS     0.64     0.54        -        -     1.17
    DEBT EXTINGUISHMENT
     COSTS (NET OF TAX)         -        -
                         ---------------------------------------------
  NET EARNINGS EXCLUDING
   SPECIAL ITEMS (NON-GAAP
   MEASURE)                 $0.64    $0.54       $-       $-    $1.17
                         =============================================


EBITDA EXCLUDING DISCONTINUED
 OPERATIONS AND SPECIAL
 ITEMS  (2)
  NET EARNINGS
   (GAAP MEASURE)         $17,506  $15,819                    $33,325
    DISCONTINUED
     OPERATIONS (NET
     OF TAX)                    -        -                          -
                         ---------------------------------------------
  NET EARNINGS FROM
   CONTINUING OPERATIONS   17,506   15,819        -        -   33,325
    NET FINANCING COSTS     1,938    3,907                      5,845
    INCOME TAX EXPENSE      9,110    8,357                     17,467
    DEPRECIATION &
     AMORTIZATION           4,098    5,699                      9,797
    MINORITY INTEREST         (56)    (229)                      (285)
                         ---------------------------------------------
  EBITDA (NON-GAAP
   MEASURE)                32,596   33,553        -        -   66,149
    SPECIAL ITEMS  (3)          -        -                          -
                         ---------------------------------------------
  EBITDA EXCLUDING SPECIAL
   ITEMS (NON-GAAP
   MEASURE)               $32,596  $33,553       $-       $-  $66,149
                         =============================================


(1) Net earnings and diluted earnings per share excluding discontinued operations and special items represent net earnings and diluted earnings per share per the Consolidated Statement of Earnings net of charges or credits for items that are not representative of the normal recurring operations of the current portfolio of Actuant companies. These items include results from discontinued operations and expenses recorded to extinguish debt entered into at the time of the spin-off. These measures should not be considered as an alternative to net earnings or diluted earnings per share as an indicator of the company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies.

(2) EBITDA represents net earnings before net financing costs, income tax expense, depreciation & amortization and minority interest. EBITDA excluding discontinued operations and special items is net of charges or credits that are not representative of the normal recurring operations of the current portfolio of Actuant companies. These special items include results from discontinued operations and expenses recorded to extinguish debt entered into at the time of the spin-off. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Actuant has presented EBITDA because it regularly reviews this as a measure of the company's ability to incur and service debt. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) First, third and fourth quarter 2004 special items represents charges related to the early redemption of debt. Second quarter 2004 special items represents the non-cash charge attributable to the write-off of remaining debt issuance costs associated with the senior secured credit facility that was replaced during February 2004.

    CONTACT: Actuant Corporation
             Andrew Lampereur, 414-352-4160